                                                                    EXHIBIT 99.1

                         PULITZER BROADCASTING COMPANY
                                AND SUBSIDIARIES

                               TABLE OF CONTENTS


CONSOLIDATED FINANCIAL STATEMENTS

     Statements of Consolidated Income for each of the Nine-Month and Three-Month Periods Ended September 30, 1998 and 1997 (Unaudited)

     Statements of Consolidated Financial Position at September 30, 1998
       (Unaudited) and December 31, 1997

     Statements of Consolidated Cash Flows for each of the Nine-Month Periods
       Ended September 30, 1998 and 1997 (Unaudited)

     Notes to Consolidated Financial Statements

PULITZER BROADCASTING COMPANY AND SUBSIDIARIES
STATEMENTS OF CONSOLIDATED INCOME

                                           THIRD QUARTER ENDED     NINE MONTHS ENDED
                                               SEPTEMBER 30,         SEPTEMBER 30,
                                                (Unaudited)           (Unaudited)
                                         ----------------------  ----------------------
                                             1998        1997        1998        1997
                                                               (In thousands)
OPERATING REVENUES - NET                   $ 53,908    $ 53,738    $173,681    $165,002
                                         ----------  ----------  ----------  ----------

OPERATING EXPENSES:
  Operations                                 18,268      17,513      54,313      51,502
  Selling, general and administrative        13,366      13,652      41,633      41,514
  Depreciation and amortization               5,461       5,938      16,512      17,622
                                         ----------  ----------  ----------  ----------
              Total operating expenses       37,095      37,103     112,458     110,638
                                         ----------  ----------  ----------  ----------



  Operating income                           16,813      16,635      61,223      54,364

  Interest expense                           (3,330)     (3,854)    (10,255)    (12,553)
  Net other income (expense)                      6           3          11           8
                                         ----------  ----------  ----------  ----------

INCOME BEFORE PROVISION FOR
  INCOME TAXES                               13,489      12,784      50,979      41,819

PROVISION FOR INCOME TAXES                    5,273       4,998      19,918      16,344
                                         ----------  ----------  ----------  ----------


NET INCOME                                 $  8,216    $  7,786    $ 31,061    $ 25,475
                                         ==========  ==========  ==========  ==========

See accompanying notes to consolidated financial statements.

PULITZER BROADCASTING COMPANY AND SUBSIDIARIES
STATEMENTS OF CONSOLIDATED FINANCIAL POSITION

                                                                    September 30,  December 31,
                                                                        1998          1997
                                                                     (Unaudited)   (Unaudited)
                                                                    -------------  ------------
                                                                (In thousands, except share data)
ASSETS

CURRENT ASSETS:
  Trade accounts receivable (less allowance for
    doubtful accounts of $928 and $785)                                $ 41,770      $ 50,880
  Program rights                                                         10,283         7,866
  Prepaid expenses and other                                              1,405         1,260
                                                                     ----------    ----------
              Total current assets                                       53,458        60,006
                                                                     ----------    ----------

PROPERTIES:
  Land                                                                   10,254        10,163
  Buildings                                                              45,040        44,769
  Machinery and equipment                                               138,385       135,629
  Construction in progress                                                5,761         3,282
                                                                     ----------    ----------
              Total                                                     199,440       193,843
  Less accumulated depreciation                                         116,634       106,826
                                                                     ----------    ----------
              Properties - net                                           82,806        87,017
                                                                     ----------    ----------

INTANGIBLE AND OTHER ASSETS:
  Intangible assets - net of amortization                                96,744       102,493
  Other                                                                   9,100         7,172
                                                                     ----------    ----------
              Total intangible and other assets                         105,844       109,665
                                                                     ----------    ----------

                   TOTAL                                               $242,108      $256,688
                                                                     ==========    ==========

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
  Trade accounts payable                                               $  4,384      $  3,966
  Current portion of long-term debt                                      12,705        12,705
  Salaries, wages and commissions                                         4,590         4,709
  Interest payable                                                        2,088         5,677
  Program contracts payable                                               9,846         7,907
  Other                                                                   1,263         1,551
                                                                     ----------    ----------
              Total current liabilities                                  34,876        36,515
                                                                     ----------    ----------

LONG-TERM DEBT                                                          160,000       172,705
                                                                     ----------    ----------

PENSION OBLIGATIONS                                                       6,590         5,544
                                                                     ----------    ----------

POSTRETIREMENT BENEFIT OBLIGATIONS                                        2,711         2,556
                                                                     ----------    ----------

OTHER LONG-TERM LIABILITIES                                               3,888         3,299
                                                                     ----------    ----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S EQUITY (DEFICIT):
  Common stock, $100 par value; 1,000 shares authorized;
    issued 100 shares                                                        10            10
  Additional paid-in capital                                             11,924        11,924
  Retained earnings                                                     112,670        81,609
  Intercompany balance                                                  (90,561)      (57,474)
                                                                     ----------    ----------
               Total stockholder's equity (deficit)                      34,043        36,069
                                                                     ----------    ----------

                   TOTAL                                               $242,108      $256,688
                                                                     ==========    ==========

See accompanying notes to consolidated financial statements.

PULITZER BROADCASTING COMPANY AND SUBSIDIARIES
STATEMENTS OF CONSOLIDATED CASH FLOWS

                                                              NINE MONTHS ENDED
                                                                SEPTEMBER 30,
                                                                 (Unaudited)
                                                      ------------------------------
                                                            1998            1997

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                          $      31,061   $      25,475
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation                                             10,669          11,827
    Amortization                                              5,843           5,795
    Deferred income taxes                                      (629)           (640)
    Gain on sale of assets
    Changes in assets and liabilities which
        provided (used) cash:
        Trade accounts receivable                             9,110           2,917
        Other assets                                           (194)           (974)
        Trade accounts payable and other liabilities         (2,386)         (2,997)
                                                      -------------   -------------

NET CASH PROVIDED BY OPERATING ACTIVITIES                    53,474          41,403
                                                      -------------   -------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures                                       (6,684)         (9,551)
  Purchase of broadcast assets                                               (2,936)
  Investment in limited partnership                          (1,000)         (1,500)
  Sale of assets
                                                      -------------   -------------


NET CASH USED IN INVESTING ACTIVITIES                        (7,684)        (13,987)
                                                      -------------   -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of long-term debt
  Repayments of long-term debt                              (12,705)        (50,705)
  Net transactions with Pulitzer Publishing Company         (33,085)         23,289
                                                      -------------   -------------
NET CASH USED IN FINANCING ACTIVITES                        (45,790)        (27,416)
                                                      -------------   -------------
NET INCREASE IN CASH                                  $          --   $          --
                                                      =============   =============


See accompanying notes to consolidated financial statements.

PULITZER BROADCASTING COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)


1. ACCOUNTING POLICIES

Interim Adjustments - In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments, consisting only of normal recurring adjustments, necessary to present fairly Pulitzer Broadcasting Company's financial position as of September 30, 1998, results of operations for the three-month and nine-month periods ended September 30, 1998 and 1997 and cash flows for the nine-month periods ended September 30, 1998 and 1997. These financial statements should be read in conjunction with the audited consolidated financial statements of Pulitzer Broadcasting Company ("Broadcasting") and related notes thereto contained in Exhibit 99-1 to the Hearst-Argyle Television, Inc. Current Report on Form 8-K/A dated December 16, 1998. Results of operations for interim periods are not necessarily indicative of the results to be expected for the full year.

Fiscal Year and Fiscal Quarters - Broadcasting's fiscal year and third fiscal quarter end on the Sunday coincident with or prior to December 31 and September 30, respectively. For ease of presentation, Broadcasting has used December 31 as the year end and September 30 as the third quarter end.

Comprehensive Income - In June 1997, the Financial Accounting Standards Board issued statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income. This statement established standards for the reporting and display of Comprehensive Income and its components. This statement is required to be implemented in financial statements issued for periods ending after December 15, 1997. For the nine-month periods ended September 30, 1998 and 1997, Broadcasting did not incur items to be reported in "Comprehensive Income" that were not already included in reported "net income". As a result, comprehensive income and net income were the same for these periods.

2. TRANSACTIONS WITH PULITZER

Cash - The Statements of Consolidated Financial Position exclude all cash and have reflected current payables for income taxes and other items, to the extent paid by Pulitzer Publishing Company (the "Company" or "Pulitzer"), in the intercompany balance.

Long-term Debt - Pulitzer's long-term debt balances and related interest expense have been allocated to Broadcasting and are included in the consolidated financial statements herein. This allocation to Broadcasting is consistent with the terms of the Merger Agreement discussed in Note 3.

Intercompany Balance - Balance reflects the net transactions with Pulitzer, which are not expected to be repaid.

Corporate Expenses - Broadcasting benefits from certain services provided by Pulitzer including financial, legal, tax, employee benefit department, corporate communications, and internal audit. These corporate costs have been allocated to Broadcasting using a variety of factors, including revenues, property, and payroll. Management believes that the methods of allocating costs to Broadcasting are reasonable. Broadcasting's allocation of these costs were $2,863,000 and $2,767,000 for the nine months ended September 30, 1998 and 1997, respectively. These costs are included within the Statements of Consolidated Income.

3. SPIN-OFF AND MERGER

On May 25, 1998, Pulitzer, Pulitzer Inc., (a newly-organized, wholly-owned subsidiary of the Company ("New Pulitzer")), and Hearst-Argyle Television, Inc. ("Hearst-Argyle") entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Hearst-Argyle will acquire the Company's television and radio broadcasting operations (collectively, the "Broadcasting Business"). The Broadcasting Business consists of nine network-affiliated television stations and five radio stations owned and operated by Pulitzer Broadcasting Company, a wholly-owned subsidiary of the Company, and its wholly-owned subsidiaries. The Broadcasting Business will be acquired by Hearst-Argyle through the merger ("Merger") of the Company into Hearst-Argyle.

Prior to the Spin-off (as defined below), the Company intends to borrow $700 million, which may be secured by the assets of the Broadcasting Business. Out of the proceeds of this new debt, the Company will pay the existing Company debt and any costs arising as a result of the Merger and related transactions. Prior to the Merger, the balance of the proceeds of this new debt, together with the Company's publishing assets and liabilities, will be contributed by the Company to New Pulitzer pursuant to a Contribution and Assumption Agreement (the "Contribution"). Pursuant to the Merger Agreement, Hearst-Argyle will assume the new debt following the consummation of the Spin-off and Merger.

Immediately following the Contribution, the Company will distribute to each holder of Company Common Stock one fully-paid and nonassessable share of New Pulitzer Common Stock for each share of Company Common Stock held and to each holder of Company Class B Common Stock one fully-paid and nonassessable share of New Pulitzer Class B Common Stock for each share of Company Class B Common Stock held (the "Distribution"). The Contribution and Distribution are collectively referred to as the "Spin-off." The Spin-off and the Merger are collectively referred to as the "Transactions."

The Company's obligation to consummate the Transactions is subject, among other things, to the receipt of various regulatory approvals and approval by the stockholders of both the Company and Hearst-Argyle. The Company has received a favorable letter ruling from the Internal Revenue Service confirming that the Spin-off will be tax-free to Pulitzer stockholders. Early termination of the initial waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976 has also been granted. In addition, the Federal Communications Commission (the "FCC") has published notice of its grant of the application for the transfer of FCC licenses, including related waiver requests, from the Company to Hearst-Argyle. The Company anticipates that the Transactions will be completed in January 1999.

4. COMMITMENTS AND CONTINGENCIES

At September 30, 1998, Broadcasting and its subsidiaries had construction and equipment commitments of approximately $2,024,000. Broadcasting's commitment for broadcasting program contracts payable and license fees at September 30, 1998 was approximately $17,908,000.

Broadcasting and its subsidiaries are involved, from time to time, in various claims and lawsuits incidental to the ordinary course of its business, including such maters as libel, slander and defamation actions and complaints alleging discrimination. While the results of litigation cannot be predicted, management believes the ultimate outcome of such existing litigation will not have a material adverse effect on the consolidated financial statements of Broadcasting and its subsidiaries.